UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 12, 2012

Commission file number 001-32511
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IHS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13‑3769440 (I.R.S. Employer Identification Number)

15 Inverness Way East
Englewood, CO 80112
(Address of principal executive offices)
(303) 790‑0600
(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 12, 2012, IHS Inc (the “Company”) held its Annual Meeting of Shareholders in New York City, New York. At that meeting, the shareholders considered and acted upon three proposals pursuant to the Notice of Annual Meeting and as described in more detail in the Company’s definitive proxy statement dated February 28, 2012 (the "Proxy Statement"). Of 65,733,717 shares eligible to vote as of February 23, 2012 (the "Record Date"), the holders of record of 62,988,755 shares were present at the meeting either in person or by proxy.

Proposal No. 1: Election of Directors. By the vote described below, the shareholders elected the following individuals as directors for three-year terms ending in 2015:

Director	For	Against	Abstain
Ruann F. Ernst	59,881,486	108,855	1,025,157
Christoph v. Grolman	59,975,391	14,800	1,025,307
Richard W. Roedel	54,653,736	2,523,973	3,837,789

Proposal No. 2: Ratification of the Appointment of Independent Registered Public Accountants. By the vote described below, the shareholders ratified the appointment of Ernst & Young LLP as our independent registered public accountants:

	For	Against	Abstain
Proposal 2	59,623,270	3,268,944	96,541

Proposal No. 3: Advisory Vote to Approve Executive Compensation. By the vote described below, the shareholders approved (on an advisory, nonbinding basis) the compensation of our named executive officers as disclosed in the proxy statement:

	For	Against	Abstain
Proposal 3	60,400,173	598,024	17,301

With respect to Proposal No. 3, the "Say on Pay" advisory vote, the votes approving this proposal constituted 95.9% of the total shares voted at our annual meeting, or 91.9% of the votes eligible to vote. As approved by our stockholders at our 2011 Annual Meeting, and as approved our Board of Directors, we will continue holding this advisory vote on an annual basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS INC.

Date: April 18, 2012	By:	/s/ Stephen Green
Stephen Green
General Counsel and Secretary

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